CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports dated February 25, 2010 on Dreyfus Mid-Cap Growth Fund and Dreyfus Equity Growth Fund for the fiscal year ended December 31, 2009 which are incorporated by reference in this Registration Statement (Form N-1A Nos. 002-17531 and 811-01018) of Dreyfus Funds, Inc.

ERNST&YOUNGLLP

New York, New York
April 21, 2010

Consent of Independent Registered Public Accounting Firm

Shareholders and Board of Directors
Dreyfus Funds, Inc.:

With respect to the Dreyfus Mid-Cap Growth Fund and Dreyfus Equity Growth Fund (each a series of Dreyfus Funds, Inc.) annual registration statement filings on Form N-1A included herein, we consent to the reference of our firm name under the headings “Financial Highlights” in the prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the statements of additional information.

KPMG LLP

New York, New York
April 28, 2010